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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 5 on Form S-6 (the "Registration Statement") of our reports dated February 9, 1999 and February 20, 1998, relating to the financial statements of Connecticut General Life Insurance Company and the CG Variable Life Insurance Separate Account II, respectively, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Hartford, Connecticut
April 26, 1999